Exhibit 1.1

LCNB CORP.
(an Ohio Corporation)
1,428,571 Shares of Common Stock
No Par Value

UNDERWRITING AGREEMENT

October 31, 2013

FBR CAPITAL MARKETS & CO.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

LCNB Corp., an Ohio corporation (the “Company”), confirms its agreement with FBR Capital Markets & Co. (the “Underwriter”), with respect to (i) the sale by the Company of a total of 1,428,571 shares (the “Initial Shares”) of Common Stock, no par value per share, of the Company (the “Common Stock”), and the purchase by the Underwriter of all of the Initial Shares, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 214,286 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriter. The Initial Shares to be purchased by the Underwriter and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”
The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

1

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-190072) including a related prospectus covering the registration of securities including the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Base Prospectus” means the prospectus dated July 31, 2013 included in the Registration Statement, including all information incorporated by reference therein. The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424 under the Securities Act, including all information incorporated by reference therein. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424 of the Securities Act Regulations.
The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.
The term “Disclosure Package” means (i) the Base Prospectus and the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information included on Schedule II hereto.
The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.
The Company and the Underwriter agree as follows:

1.	Sale and Purchase:
(a)Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $16.58125, the Company agrees to sell to the Underwriter the Initial Shares, and the Underwriter agrees to purchase from the Company all of the Initial Shares.

(b)Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriter to purchase from the Company all or any part of the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Underwriter, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and the Underwriter will purchase that number of Option Shares then being purchased.

2.	Payment and Delivery
(a)    Initial Shares. The Initial Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least 48 hours’ prior notice. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 6, 2013 (unless another time and date shall be agreed to by the Underwriter and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
(b)    Option Shares. Any Option Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company, upon at least 48 hours’ prior notice. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriter’s election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing.

3.	Representations and Warranties of the Company:
The Company represents and warrants to the Underwriter as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with the Underwriter, that:

(a)    (x) the Prospectus and the Disclosure Package under the caption “Capitalization,” at the date indicated and at the Closing Time, and each Option Closing Time, if any, accurately describe the duly authorized capital stock of the Company after giving effect to the adjustments set forth thereunder; LCNB National Bank (the “Bank”) is the Company’s only subsidiary and the Bank has no subsidiaries; all of the issued and outstanding shares of capital stock of the Company and the Bank have been duly and validly authorized and issued and are fully paid and non-assessable, and have been issued and sold in compliance with all applicable federal, state, foreign and local securities laws and the laws of the jurisdiction of incorporation of the Company or the Bank (as defined below), as applicable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws or other governing document (collectively, the “Charter Documents”) of the Company or the Bank, as applicable, under any agreement to which the Company or the Bank, as applicable, is a party or otherwise; (y) except as disclosed in both the Prospectus and the Disclosure Package, all of the capital stock, partnership interests or membership interests of the Bank are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (z) except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or the Bank convertible into or exchangeable for any capital stock of the Company or capital stock, partnership interests or membership interests of the Bank, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Bank any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Bank to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
(b)    each of the Company and the Bank has been duly incorporated or organized and is validly existing as a corporation, national banking association or statutory trust in good standing under the laws of its respective jurisdiction of incorporation or organization with full power and authority to own or lease its respective properties and to conduct its respective business as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;
(c)    the Company is duly registered as a bank holding company and has elected to be a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Bank is a member in good standing of the Federal Home Loan Bank of Cleveland; the Bank has not filed and does not presently intend to file an application or notice with the appropriate federal or state bank regulatory authority to convert its charter from a national bank to another charter for an insured depository institution;
(d)    the Company and the Bank are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of the Treasury, Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), the Consumer Financial Protection Bureau (the “CFPB”) and any other federal or state bank regulatory authority with jurisdiction over the Company or the Bank, other than where such failures to comply would not have a Material Adverse Effect (as defined below) on the Company and the Bank, taken as a whole;

(e)    the Company and the Bank are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Bank taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package, the Bank is not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Bank’s capital stock or from repaying to the Company any amounts which may from time to time become due under any loans or advances from the Company or the Bank, or from transferring the Bank’s property or assets to the Company or to the Bank; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;
(f)    the Company and the Bank are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates (including, but not limited to, sections 23A and 23B of the Federal Reserve Act and 12 C.F.R. part 223 of the regulations of the Federal Reserve Board), other than where failure to comply would not have a Material Adverse Effect;
(g)    neither the Company nor the Bank is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(h)    the execution, delivery and performance by the Company of this Agreement, and the issuance, sale and delivery of the Shares by the Company, the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus and the Disclosure Package and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both could constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company or the Bank, or (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or the Bank is a party or by which any of them or their respective properties may be bound or affected, or (C) any constitution, act, statute, law, treaty, rule, code, ordinance, regulation, standard, directive or official interpretation of, or judgment, injunction, order, decision, decree, license, permit, consent or authorization (each a “Legal Requirement”) issued by, the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or the Bank, except in the case of clauses (B) or (C) for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Bank;
(i)    this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
(j)    no approval, authorization, consent or order of or filing with any Governmental Authority is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on The Nasdaq Capital Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter;

(k)    each of the Company and the Bank has all necessary licenses, permits, certificates, authorizations, consents, approvals and non-disapprovals and has filed all applications, notices or other documents required under any Legal Requirement (collectively, “Authorizations”), and has obtained all necessary Authorizations from other persons required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such Authorizations, to make any such filings or to obtain any such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Bank is required by any applicable Legal Requirement to obtain accreditation or certification from any Governmental Authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package; neither the Company nor the Bank is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, Authorizations, or any Legal Requirement applicable to the Company or the Bank the effect of which would reasonably be expected to have a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;
(l)    each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
(m)    the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
(n)    the Registration Statement, as of each effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter or its counsel to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(o)    as of the date hereof, the Company (i) is subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, (ii) has filed all reports and other materials required to be filed by Sections 13(a), 14 or 15(d) of the Exchange Act during the preceding 12 months, (iii) has filed an Annual Report on Form 10-K required under Section 13(a) or 15(d) under the Exchange Act for its most recently completed fiscal year, (iv) is not, and during the past three years was not (nor was any predecessor), (a) a blank check company as defined in Rule 419(a)(2), (b) a shell company, other than a business combination related shell company, each as defined in Rule 405, or (c) a registrant for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act Regulations, and (v) makes its periodic and current reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act readily available and accessible on a web site maintained by or for the Company and containing information about the Company; each document incorporated by reference in the Prospectus and the Disclosure Package, when it became effective or was filed with the Commission, as applicable, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the rules and regulations thereunder (the “Exchange Act Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus and the Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as applicable, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(p)    as of 4:30 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter or its counsel to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(q)    each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by the Underwriter or its counsel to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);
(r)    the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
(s)    except for the Issuer Free Writing Prospectuses identified in Schedule I hereto, and any electronic road show relating to the public offering of shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Free Writing Prospectus;
(t)    the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission;
(u)    the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus, and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act;
(v)    except as set forth in both the Prospectus and the Disclosure Package (or as would not reasonably be expected to have a Material Adverse Effect), there are no claims, actions, suits, proceedings, arbitrations, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Bank or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any Governmental Authority;

(w)    other than the Underwriter, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or the Bank in connection therewith; the Company has not received written notice of any order or decree preventing the use of the Prospectus or the Disclosure Package or any amendment or supplement thereto, and no such order or decree has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;
(x)    the financial statements, including the notes thereto, included in or incorporated by reference into each of the Registration Statement, the Prospectus and the Disclosure Package fairly present in all material respects the consolidated financial position, as of the dates indicated, and the consolidated results of operations and changes in financial position and cash flows for the periods indicated of the entities to which such financial statements relate (the “Covered Entities”); such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in or incorporated by reference into the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the caption “Selected Financial Data” fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in or incorporated by reference into each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Bank, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in or incorporated by reference into the Registration Statement, the Prospectus or the Disclosure Package;
(y)    J.D. Cloud & Co. L.L.P., whose reports on the consolidated financial statements of the Company and the Bank are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and registered with the Public Company Accounting Oversight Board;

(z)    subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Bank taken as a whole, contemplated or entered into by the Company or the Bank, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Bank that is material to the Company and the Bank taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;
(aa)    the Shares conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Prospectus and the Disclosure Package;
(bb)    except as disclosed in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(cc)    the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and the Shares to be issued by the Company as described in the Prospectus, when issued and delivered by the Company against payment therefore in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim relating to the Company, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, under any agreement to which the Company is a party or otherwise;
(dd)    to the extent not previously approved for listing pursuant to the Company’s Nasdaq Capital Market listing application previously filed, the Company has filed a notice of listing of the Shares on The Nasdaq Capital Market; the Company is in compliance with all applicable corporate governance and notice requirements set forth in Nasdaq’s Marketplace Rules that are currently applicable to the Company and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq’s Marketplace Rules standards not currently in effect upon the effectiveness of such requirements;
(ee)    none of the Company, the Bank, or any of their respective directors, officers, representative or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, in the stabilization or manipulation of the price of any security of the Company;
(ff)    none of the Company, the Bank or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(gg)    any certificate signed by any officer of the Company or the Bank delivered to the Underwriter or to its counsel pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;
(hh)    the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter Documents of the Company and the requirements of The Nasdaq Capital Market;
(ii)    the Company and the Bank have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Bank; and any real property and personal property held under lease by the Company the Bank is held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such real property and personal property by the Company or the Bank; and any real property or personal property held under lease by the Company or the Bank is held under a lease that is valid, existing and enforceable by the Company or the Bank, and neither the Company nor the Bank has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Bank under any such lease which claim would reasonably be expected to have a Material Adverse Effect;
(jj)    the descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental orders, agreements, proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or the Bank and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or the Bank, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk)    the Company and the Bank owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, software and design licenses, trade secrets, technology, other intangible property rights, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company and the Bank’s business as now conducted or as proposed in the Prospectus to be conducted; and neither the Company nor the Bank has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or the Bank therein, and which infringement or conflict (if subject of any unfavorable decision, ruling or finding) or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect;
(ll)    (i) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a‑15(e) under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (C) are effective in all material respects to perform the functions for which they were established, and (ii) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;
(mm)    the Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(nn)    each of the Company and the Bank has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity which, if determined adversely to any such entity, would have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;

(oo)    except as otherwise disclosed in any of the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor the Bank has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;
(pp)    each of the Company and the Bank maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts and with coverage generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Bank against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;
(qq)    neither the Company nor the Bank is in violation, or has received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or the Bank except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; the Company and the Bank have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Bank are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change;
(rr)    neither the Company nor the Bank is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, or any applicable federal or state wages and hours law, or any state law precluding the denial of credit to the neighborhood in which the property is situated, the violation of any of which would have a Material Adverse Effect;
(ss)    the Company and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Bank would have any liability; the Company and the Bank have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(tt)    except as disclosed in both the Prospectus and the Disclosure Package, neither the Company nor the Bank is a party to or subject to any order, decree, agreement, memorandum or understanding or similar written agreement with, or a commitment letter, supervisory letter or similar submission to, any governmental entity charged with the supervision or regulation of depository institutions or their holding companies or engaged in the insurance of deposits (including the Federal Reserve, the FDIC, the OCC or the CFPB) or the supervision or regulation of it or the Company or the Bank, except as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor the Bank has been advised by any such governmental entity that such governmental entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter or similar submission;
(uu)    the deposit accounts of the Bank are insured by the FDIC to the legal permitted maximum, and the Bank has paid all premiums and assessments required by the FDIC and the regulations promulgated by the FDIC, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened;
(vv)    neither the Company nor the Bank nor any officer, director, employee or agent purporting to act on behalf of the Company or the Bank has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or the Bank sells or from which the Company or the Bank buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or the Bank, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Bank;
(ww)    neither the Company nor the Bank nor, to the knowledge of the Company, any employee or agent of the Company or the Bank, has made any payment of funds of the Company or the Bank or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus or the Disclosure Package, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction;
(xx)    all securities issued by the Company, the Bank or any trusts established by the Company or the Bank, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of The Nasdaq Capital Market;

(yy)    the Company and the Bank are, and at all times prior were, (i) in compliance with any and all applicable Legal Requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all licenses, permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) have not received written notice of any violation with respect to any Environmental Laws and (iii) have not received written notice of nor do they otherwise have knowledge of any actual or potential liability for the investigation or remediation of any disposal or release of petroleum, hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i), (ii) or (iii) where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Bank has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or the Bank (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary penalties of $100,000 or more will be imposed, or (B) anticipates material capital expenditures relating to Environmental Laws;
(zz)    in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; except as described in the Prospectus and the Disclosure Package and as has been duly waived, the Company has not issued any of its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock that is (x) required to be registered under the Securities Act or (y) required to be integrated for purposes of the Securities Act or Securities Act Regulations with the sale of the Shares and the offering of the Shares by the Underwriter, as contemplated by this Agreement; the Company has not, prior to the date hereof, made any other offer or sale of securities that is required to be integrated with this offering; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;
([[)    the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor the Bank nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;
(aaa)    other than payments to the Underwriter, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
(bbb)    no relationship, direct or indirect, exists between or among the Company or the Bank on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Bank on the other hand, which would be required to be described by the Securities Act and the Securities Act Regulations, which is not so described in each the Registration Statement, the Prospectus and the Disclosure Package;

(ccc)    neither the Company nor the Bank is and after giving effect to the offering and sale of the Shares will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(ddd)    there are no existing or, to the knowledge of the Company, threatened, labor disputes with the employees of the Company or the Bank which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(eee)    the Company, the Bank and any of their respective officers and directors, in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”);
(fff)    the Company (i) complies with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Company from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state and local laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information and (iii) takes reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company by Individuals in accordance with the terms of the applicable Privacy Statements; to the Company’s knowledge, no claims or controversies have arisen regarding the Privacy Statements or the implementation thereof; as used herein, “Privacy Statements” means, collectively, any and all of the Company’s privacy statements and policies published on Company websites or products or otherwise made available by the Company regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors or users of any Company websites or products (“Individuals”);
(ggg)    the Company’s email direct marketing activities have not violated, in any material respect, the CAN SPAM Act or any other federal or state law or regulation applicable to electronic direct marketing;
(hhh)    neither the Company nor the Bank, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT ACT”) of 2001 or the rules and regulations promulgated under any such law or any successor law, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(iii)    the operations of the Company and the Bank and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with the Bank Secrecy Act of 1970, as amended, and applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
(jjj)    neither the Company nor the Bank, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Bank, or any other partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;
(kkk)    any outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Bank to or for the benefit of any of the officers or directors of the Company or the Bank or any family members or related interests thereof have been made and disclosed in conformity with Section 22(g) and 22(h) of the Federal Reserve Act and 12 C.F.R. part 215 of the regulations of the Federal Reserve Board.

4.	Certain Covenants of the Company:
The Company hereby agrees with the Underwriter:
(a)    to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and to maintain such qualifications in effect as long as requested by the Underwriter for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);
(b)    that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)    to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act within the time periods required under Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission;
(d)    to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;
(e)    to furnish a copy of each proposed Free Writing Prospectus to the Underwriter and its counsel and obtain the consent (which consent shall not be unreasonably withheld) of the Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto;
(f)    to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
(g)    to advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

(h)    to furnish to the Underwriter for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriter may reasonably request regarding the Company and the Bank;
(i)    to advise the Underwriter promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Underwriter or its counsel, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package in order to comply with any law and, during such time, to promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;
(j)    to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;
(k)    prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriter and its counsel and obtain the consent of the Underwriter to the filing (which consent may not be unreasonably withheld);
(l)    to furnish promptly to the Underwriter a copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

(m)    to furnish to the Underwriter, as soon as practicable before filing with the Commission, during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of one year hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
(n)    to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;
(o)    to make generally available to its security holders and to deliver to the Underwriter as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;
(p)    to use its best efforts to maintain the listing of the Shares on The Nasdaq Capital Market and to file with The Nasdaq Capital Market all documents and notices required by The Nasdaq Capital Market of companies that have securities that are traded on The Nasdaq Capital Market;
(q)    to take all necessary actions to ensure that, upon the Closing Time and each Option Closing Time, The Nasdaq Capital Market shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and, with respect to other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect, the Company will take commercially reasonable steps to ensure that it will be in compliance with such requirements upon and after the effectiveness thereof;
(r)    to take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and, with respect to other applicable provisions of the Sarbanes-Oxley Act not currently in effect, the Company will take commercially reasonable steps to ensure that it will be in compliance with such requirements upon and after the effectiveness thereof;
(s)    to maintain, at its expense, a registrar and transfer agent for the Shares;

(t)    to refrain, from the date hereof until 90 days after the date of the Prospectus, without the prior written consent of the Underwriter, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock, any other equity security of the Company or the Bank or any securities convertible into or exercisable or exchangeable for Common Stock, or other such equity security (whether the Company now owns or hereafter acquires such Common Stock or other security) (“Relevant Securities”), filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Relevant Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Relevant Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of shares of Common Stock by the Company to the Underwriter; the issuance of shares of Common Stock by the Company upon the exercise of stock options, or the issuance of securities by the Company pursuant to the LCNB Ownership Incentive Plan, the Dividend Reinvestment and Stock Purchase Plan or the Substitute Warrant to Purchase Shares of Common Stock, dated January 9, 2009;
(u)    not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person (other than the Underwriter) any compensation for soliciting any order to purchase any other securities of the Company;
(v)    to cause each of the persons listed on Schedule III hereto to furnish to the Underwriter, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto (“Lock-Up Letter Agreement”);
(w)    that the Company and the Bank shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion; and
(x)    if, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Underwriter, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Underwriter advising the Company to the effect set forth above, to forthwith prepare, consult with the Underwriter concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriter, responding to or commenting on such rumor, publication or event; and

(y)    that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5.	Payment of Expenses:
(a)    The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates, if any, for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriter, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers), (v) filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other disbursements of counsel for the Underwriter relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on The Nasdaq Capital Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Underwriter and its legal counsel and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Underwriter, the Company will provide funds in advance for filing fees.
(b)    The Company agrees to reimburse the Underwriter promptly upon request by the Underwriter for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, whether or not the transactions contemplated by this Agreement are consummated, including, but not limited to, (i) the reasonable fees and disbursements of legal counsel and any other professional advisor retained by the Underwriter up to a maximum reimbursable amount of $85,000 and (ii) reasonable out-of-pocket expenses, including travel and related expenses, up to a maximum reimbursable amount of $10,000; provided, however, that if this Agreement shall be terminated by the Underwriter, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriter’s counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriter in connection with this Agreement or the transactions contemplated herein.

6.	Conditions of the Underwriter’s Obligations:
The obligations of the Underwriter hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:
(a)    The Company shall furnish to the Underwriter at the Closing Time and on each Option Closing Time an opinion of Dinsmore & Shohl, LLP, counsel for the Company and the Bank addressed to the Underwriter and dated the Closing Time and each Option Closing Time and in form and substance satisfactory to Nelson Mullins Riley & Scarborough LLP, Washington, DC, counsel for the Underwriter, to the effect set forth substantially in Exhibit B.
(b)    On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Underwriter shall have received from J.D. Cloud & Co. L.L.P. letters dated the respective dates of delivery thereof and addressed to the Underwriter and heretofore approved by the Underwriter.
(c)    The Underwriter shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Nelson Mullins Riley & Scarborough LLP, dated the Closing Time or such Option Closing Time, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.
(d)    The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Underwriter shall approve.
(e)    No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriter shall have objected in writing.
(f)    Prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
(h)    Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change or any prospective Material Adverse Change, and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or the Bank, in each case, which in the Underwriter’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.
(i)    The Shares shall have been approved for inclusion in The Nasdaq Capital Market subject only to notice of issuance at or prior to the time of purchase.
(j)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(k)    The Underwriter shall have received Lock-Up Letter Agreements contemplated by Section 4(v) of this Agreement and such Lock-Up Letter Agreements shall be in full force and effect.
(l)    The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriter a certificate of its Chairman of the Board, Chief Executive Officer or President and Chief Financial Officer, to the effect that:
(i)the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;
(ii)no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein (“Incorporated Document”) has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto and any Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and
(iv)subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Bank considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Bank considered as one enterprise, incurred by the Company or the Bank, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or the Bank that is material to the Company and the Bank considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Bank, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.
(m)    The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Option Closing Time, as the Underwriter may reasonably request.

7.	Termination:
The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or the Bank, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by The Nasdaq Capital Market, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Underwriter, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Underwriter, could reasonably be expected to have a material adverse effect on the securities markets in the United States.
If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 5 and Section 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.	Reserved.

9.	Indemnity and Contribution by the Company and the Underwriter:
(a)    The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Base Prospectus, any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or in any audio-visual materials (including, without limitation, slides, videos, films and tape recordings) used in connection with the offer or sale of the Shares, which materials were prepared by or reviewed by the Company prior to such use and which materials do not constitute an Issuer Free-Writing Prospectus (“Non-Prospectus Materials”), (iv) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (v) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading or (vi) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application or Non-Prospectus Materials of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except, in the case of (iii), (v) and (vi) above only, the Company will not be liable insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, Prospectus, Application or Non-Prospectus Materials. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company and any “controlling” stockholders may otherwise have.

(b)    If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above or this subsection (b), the Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.
(c)    The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading or (iii) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein. The statements set forth in the third paragraph and the paragraphs under the heading “Stabilization” under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for purposes of Section 3(n), Section 3(p) and Section 3(q) and this Section 9.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, its Underwriter shall not be liable for any settlement of any such claim or action effected without its written consent.
(d)    If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)    The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.	Survival:
The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.	Duties:
Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriter undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriter shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Underwriter, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its respective affiliates, stockholders, creditors or employees or any other party; (c) the Underwriter has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters); and (d) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests. The Company acknowledges that the Underwriter disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriter’s performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

12.	Notices:
Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2 North Broadway, Lebanon, Ohio 45036.

13.	Governing Law; Headings:
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.	Parties at Interest:
The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 9 and Section 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

15.	Counterparts and Facsimile Signatures:
This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Signature pages follow]

If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriter.
Very truly yours,

LCNB CORP.

___/s/ Stephen P. Wilson_______________
By: Stephen P. Wilson
Title: Chairman and Chief Executive Officer

Accepted and agreed to as
of the date first above written:

FBR CAPITAL MARKETS & CO.

___/s/ Bradley Wright___________________
By:    Bradley Wright
Title:    EVP, CFO and Chief Administrative Officer

Schedule I

Issuer Free Writing Prospectuses

None.

S-I

Schedule II

Pricing Information

Initial Shares Offered:        1,428,571
Public Offering Price:        $17.50 per share

S-II

Schedule III

Lock-Ups

Stephen P. Wilson
Spencer S. Cropper
George L. Leasure
William H. Kaufman
Steve P. Foster
Anne Krehbiel
Rick L. Blossom
John H. Kochensparger III
Bernard H. Wright, Jr.
Eric J. Meilstrup
Leroy F. McKay
Robert C. Haines II

S-III

Exhibit A

Lock-up Letter Agreement

Exhibit B

Form of Dinsmore & Shohl, LLP Opinion

B-1